Exhibit 10.51

FORM OF RESTRICTED STOCK UNIT AGREEMENT

AMENDED AND RESTATED

2004 EMPLOYEES’ STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Award No.:	[*]

Participant:	[*]

Notice:

You have been granted the following award of restricted stock units of GeoResources, Inc. (the “Company”) in accordance with the terms of the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan (the “Plan”) and the attached Restricted Stock Unit Agreement (the “Agreement”).

Grant:	Grant Date:	[*]

	Number of Restricted Stock Units (the “Units”):		[*]

Vesting Schedule:

Restricted Stock Units	Vesting Date
[*]	[*]
[*]	[*]
[*]	[*]

The vesting of the Units is subject to your continued service as an employee of the Company through such day and upon the terms of this Notice, the Plan and the Agreement.

Your signature below indicates your agreement and understanding that this Notice of Restricted Stock Unit Award (the “Notice”) is subject to all of the terms and conditions contained in the Plan and the Agreement, which includes this Notice. PLEASE BE SURE TO READ ALL OF THIS NOTICE, THE PLAN AND THE AGREEMENT, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS NOTICE OF RESTRICTED STOCK UNIT AWARD.

PARTICIPANT	GEORESOURCES, INC.

By:
Name:	Name:
Title:

GEORESOURCES, INC.

AMENDED AND RESTATED 2004 EMPLOYEES’ STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.

Award of Restricted Stock Units. GeoResources, Inc., a Colorado corporation (the “Company”), hereby grants to the Participant under the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan, as amended and restated from time to time (the “Plan”), an award (the “Award”) of the number of restricted stock units (the “Units”) set forth in the Notice of Restricted Stock Unit Award (the “Notice”) attached to this Restricted Stock Unit Agreement (the “Agreement”). This Agreement consists of the Notice and the terms and conditions of the Plan. Unless otherwise provided herein, capitalized terms herein shall have the same meanings as in the Plan.

2.	Vesting Schedule.

(a)

Each Unit held by the Participant shall entitle the Participant to receive one share of common stock, par value $0.01 per share, of the Company (“Common Stock”) upon the vesting date of such Units. Prior to the vesting date of a Unit, the Participant shall have no ownership interest in the Common Stock represented by such Unit and the Participant shall have no right to vote or exercise proxies with respect to the Common Stock represented by such Unit. Furthermore, the Participant shall not receive any dividends on unvested Units. No stock certificates will be issued as of the Grant Date set forth in the Notice and the Units shall be subject to forfeiture and other restrictions as set forth below.

(b)

Units scheduled to vest on a Vesting Date will vest only if the Participant remains in continued service as an employee of the Company through such Vesting Date. Should the Participant’s continued service as an employee of the Company end at any time (the “Termination Date”), any unvested Units will be immediately forfeited. However, the Compensation Committee (the “Committee”) of the Company’s Board of Directors may, in its discretion, vest any unvested Units upon termination of continued service as an employee of the Company. Participant will receive no payment for unvested forfeited Units.

3.

Settlement. Upon vesting of each Unit and subject to the tax withholding provisions herein, the Company shall issue one share of Common Stock in a book-entry account in the name of the Participant with the Company’s transfer agent.

4.	Taxes.

(a)

Tax Liability. The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Common Stock. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(b)	Payment of Withholding Taxes. In the event required by federal or state law, the Company shall have the right and is hereby authorized to withhold, or to require the

Participant to pay upon the occurrence of the event triggering the requirement, any applicable withholding taxes in respect of the Units, their grant, vesting or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant may satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash; (ii) electing to have the Company withhold otherwise then deliverable Common Stock having a fair market value equal to the minimum amount required to be withheld; (iii) delivering to the Company, owned shares of Common Stock having a fair market value equal to the amount required to be withheld; or (iv) through any other lawful manner. The Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding.

(c)

THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED HIM OR HER TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH HE OR SHE MAY RESIDE.

5.

No Effect on Employment or Service. The Participant’s employment with the Company is on an at-will basis only, subject to the provisions of applicable law. Accordingly, subject to any written, express employment contract with the Participant, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or shall interfere with, or restrict in any way, the rights of the Company, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.

6.

Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, Attn: Chief Financial Officer, 110 Cypress Station Drive, Suite 220, Houston, Texas, 77090, or at such other address as the Company may hereafter designate in writing.

7.

Award is Not Transferable. The Award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

8.	Compliance with Laws and Regulations.

(a)

If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 (“Rule 144”) under the Securities Act of 1933 (the “Securities Act”), the Participant may not sell the Common Stock received upon vesting of the Units unless in compliance with Rule 144. Further, the Participant’s subsequent sale of the Common Stock received upon the vesting of Units will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws. The Participant acknowledges and agrees that, prior to the sale of any Common Stock acquired hereunder, it is the Participant’s responsibility to determine whether or not such sale of such Common Stock will subject the Participant to liability under insider trading rules or other applicable Federal securities laws.

(b)

The Units and the obligation of the Company to deliver Common Stock hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not issue any Common Stock to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Common Stock upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to issue any Common Stock to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

9.	Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10.

Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

11.

Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Units have vested). All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company and all other persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

12.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13.

Provisions Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

14.

Entire Agreement. This Agreement, including the Notice, and the Plan constitute the entire understanding of the parties relating to the subjects covered herein. The Participant expressly warrants that he or she is not executing the Notice in reliance on any promises, representations or inducements other than those contained herein and in the Plan.

15.

Modifications to the Agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless made in writing signed by the Participant and a duly authorized officer of the Company.

16.	Amendment, Suspension or Termination of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

17.	Recoupment Policy. Notwithstanding the vesting terms of this Agreement, the Award is subject to any compensatory recovery (clawback) policy in effect at the time of each vesting date.

18.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its conflict of law provisions.

19.	Data Protection. By accepting the Award the Participant agrees and consents:

(a)

to the collection, use, processing and transfer by the Company of certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, other employee information, details of the Units granted to the Participant, and of Common Stock issued or transferred to the Participant pursuant to this Agreement (“Data”); and

(b)	to the Company transferring Data to any subsidiary or affiliate of the Company for the purposes of implementing, administering and managing this Agreement; and

(c)	to the use of such Data by any person for such purposes; and

(d)	to the transfer to and retention of such Data by third parties in connection with such purposes.

20.

Participant Acknowledgements. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and fully understands all provisions of this Agreement and the Plan.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RESTRICTED STOCK UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUED SERVICE AS AN EMPLOYEE OF THE COMPANY (NOT THROUGH THE ACT OF BEING GRANTED THIS AWARD OR ACQUIRING RESTRICTED STOCK UNITS HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE NOTICE, THE AGREEMENT NOR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S EMPLOYMENT WITH THE COMPANY.

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